Exhibit 99.1

SAKS INCORPORATED ANNOUNCES MARCH COMPARABLE STORE SALES INCREASE OF 10.1%

	Contact:	Julia Bentley
(865) 981-6243
FOR IMMEDIATE RELEASE		www.saksincorporated.com

New York, New York (April 12, 2007)--Retailer Saks Incorporated (NYSE: SKS) (the “Company”) today announced that owned sales totaled $284.3 million for the five weeks ended April 7, 2007 compared to $253.7 million for the five weeks ended April 1, 2006, a 12.1% increase. Comparable store sales increased 10.1% for the five-week period.

For March, the strongest categories for Saks Fifth Avenue were women’s designer and contemporary sportswear; fine jewelry; handbags; men’s sportswear, shoes, and accessories; and Saks Direct. Categories with the softest performances for Saks Fifth Avenue were children’s apparel, Salon Z (women’s large sizes), fashion jewelry, and cosmetics.

On a year-to-date basis, for the two months ended April 7, 2007, owned sales totaled $504.3 million compared to $427.7 million for the two months ended April 1, 2006, a 17.9% increase. Comparable store sales increased 16.0% for the two-month period.

Saks Incorporated currently operates Saks Fifth Avenue, which consists of 54 Saks Fifth Avenue stores, 49 Saks Off 5th stores, and saks.com. The Company also operates Club Libby Lu specialty stores.

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